                                                                 EXHIBIT 99a


                              ARTHUR ANDERSEN LLP






                                STANDARD PRODUCTS

                 INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN

                FINANCIAL STATEMENTS AS OF JUNE 30, 1998 AND 1997


             TOGETHER WITH REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

                                STANDARD PRODUCTS

                 INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


                          INDEX TO FINANCIAL STATEMENTS





Report of Independent Public Accountants

Financial Statements-

  Statement of Net Assets Available for Plan Benefits as of June 30, 1998

  Statement of Net Assets Available for Plan Benefits as of June 30, 1997

  Statement of Changes in Net Assets Available for Plan Benefits for the Year
    Ended June 30, 1998

Notes to Financial Statements

Schedule I - Item 27a - Schedule of Assets Held for Investment Purposes as of June 30, 1998

Schedule II - Item 27d - Schedule of Reportable Transactions for the Year Ended June 30, 1998

Schedule III - Item 27e - Schedule of Non-Exempt Transactions for the Year Ended June 30, 1998

                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                    Report of Independent Public Accountants




To The Standard Products Company:

We have audited the accompanying statements of net assets available for plan benefits of the STANDARD PRODUCTS INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN (the Plan) as of June 30, 1998 and 1997, and the related statement of changes in net assets available for plan benefits for the year ended June 30, 1998. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Plan as of June 30, 1998 and June 30, 1997, and the changes in net assets available for plan benefits for the year ended June 30, 1998 in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes, reportable transactions, and non-exempt transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


                                                             ARTHUR ANDERSEN LLP


Detroit, Michigan
  September 11, 1998.

                                STANDARD PRODUCTS

                 INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS


                               AS OF JUNE 30, 1998

                                                                  Participant Directed
                                         -----------------------------------------------------------------------
                                            Common                                     Short
                                            Stock          Equity        Index          Term         Balanced
                                             Fund           Fund         Fund           Fund           Fund
                                          ----------     -----------   ----------     ----------     ----------
INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund   $ 5,600,886   $      --     $      --     $      --     $      --
  Standard Products PAYSOP Fund                 --            --            --            --            --
  Vanguard/Windsor II                           --      16,192,091          --            --            --
  Vanguard Index Trust-500 Portfolio            --            --       2,946,405          --            --
  Vanguard Money Market Reserves-Prime
    Portfolio                                   --            --            --       4,435,732          --
  Vanguard STAR Portfolio                       --            --            --            --       8,576,386
  Vanguard Retirement Savings Trust             --            --            --            --            --
  Participant Notes Receivable                  --            --            --            --            --
                                         -----------   -----------   -----------   -----------   -----------
         Total investments                 5,600,886    16,192,091     2,946,405     4,435,732     8,576,386
                                         -----------   -----------   -----------   -----------   -----------

RECEIVABLES
  Employer's contributions                      --            --            --            --            --
  Employees' contributions                    52,911       183,766        50,949        55,348        89,933
  Interest and dividends                      35,286          --            --            --            --
  Loan repayments                              8,863        31,865         7,342         8,843        15,783
                                         -----------   -----------   -----------   -----------   -----------
         Total receivables                    97,060       215,631        58,291        64,191       105,716
                                         -----------   -----------   -----------   -----------   -----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS   $ 5,697,946   $16,407,722   $ 3,004,696   $ 4,499,923   $ 8,682,102
                                         ===========   ===========   ===========   ===========   ===========


                                            Participant Directed                Non-Participant Directed
                                         ------------------------------- ----------------------------------------
                                         Investment                      Common
                                          Contract      Participant      Stock          PAYSOP         Equity
                                            Fund           Loans          Fund           Fund           Fund
                                          ----------     -----------     -----------     --------       -------
INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund   $      --     $      --     $12,097,150   $      --     $      --
  Standard Products PAYSOP Fund                 --            --            --         353,917          --
  Vanguard/Windsor II                           --            --            --            --          28,267
  Vanguard Index Trust-500 Portfolio            --            --            --            --            --
  Vanguard Money Market Reserves-Prime
    Portfolio                                   --            --            --            --            --
  Vanguard STAR Portfolio                       --            --            --            --            --
  Vanguard Retirement Savings Trust        4,661,794          --            --            --            --
  Participant Notes Receivable                  --       2,380,580          --            --            --
                                         -----------   -----------   -----------   -----------   -----------
         Total investments                 4,661,794     2,380,580    12,097,150       353,917        28,267
                                         -----------   -----------   -----------   -----------   -----------

RECEIVABLES
  Employer's contributions                      --            --         163,422          --            --
  Employees' contributions                    59,751          --            --            --            --
  Interest and dividends                        --            --          76,212         2,230          --
  Loan repayments                             13,960          --            --            --            --
                                         -----------   -----------   -----------   -----------   -----------
         Total receivables                    73,711             0       239,634         2,230             0
                                         -----------   -----------   -----------   -----------   -----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS   $ 4,735,505   $ 2,380,580   $12,336,784   $   356,147   $    28,267
                                         ===========   ===========   ===========   ===========   ===========


                                                           Non-Participant Directed
                                            ----------------------------------------------------
                                                              Short                   Investment
                                             Index          Term        Balanced     Contract
                                              Fund          Fund          Fund         Fund           Total
                                              ------      ----------     --------    ----------     --------
INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund   $      --     $      --     $      --     $      --     $17,698,036
  Standard Products PAYSOP Fund                 --            --            --            --         353,917
  Vanguard/Windsor II                           --            --            --            --      16,220,358
  Vanguard Index Trust-500 Portfolio           2,241          --            --            --       2,948,646
  Vanguard Money Market Reserves-Prime
    Portfolio                                   --       1,507,364          --            --       5,943,096
  Vanguard STAR Portfolio                       --            --          13,224          --       8,589,610
  Vanguard Retirement Savings Trust             --            --            --           5,385     4,667,179
  Participant Notes Receivable                  --            --            --            --       2,380,580
                                         -----------   -----------   -----------   -----------   -----------
         Total investments                     2,241     1,507,364        13,224         5,385    58,801,422
                                         -----------   -----------   -----------   -----------   -----------

RECEIVABLES
  Employer's contributions                      --         237,259          --            --         400,681
  Employees' contributions                      --            --            --            --         492,658
  Interest and dividends                        --            --            --            --         113,728
  Loan repayments                               --            --            --            --          86,656
                                         -----------   -----------   -----------   -----------   -----------
         Total receivables                         0       237,259             0             0     1,093,723
                                         -----------   -----------   -----------   -----------   -----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS   $     2,241   $ 1,744,623   $    13,224   $     5,385   $59,895,145
                                         ===========   ===========   ===========   ===========   ===========



    The accompanying notes are an integral part of the financial statements.

                                STANDARD PRODUCTS

                 INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS


                               AS OF JUNE 30, 1997

                                                                              Participant Directed
                                                    ------------------------------------------------------------------------
                                                     Common                                         Short
                                                     Stock           Equity          Index           Term         Balanced
                                                     Fund            Fund            Fund           Fund           Fund
                                                    ----------      -----------     ----------     ----------     ----------
INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund              $ 6,187,641    $      --     $      --       $      --     $      --
  Standard Products PAYSOP Fund                            --             --            --              --            --
  Vanguard/Windsor II                                      --       11,770,694          --              --            --
  Vanguard Index Trust-500 Portfolio                       --             --       1,167,337            --            --
  Vanguard Money Market Reserves-Prime  Portfolio          --             --            --         3,542,502          --
  Vanguard STAR Portfolio                                  --             --            --              --       7,204,072
  Vanguard Retirement Savings Trust                        --             --            --              --            --
  Participant Notes Receivable                             --             --            --              --            --
                                                    -----------    -----------   -----------     -----------   -----------
         Total investments                            6,187,641     11,770,694     1,167,337       3,542,502     7,204,072
                                                    -----------    -----------   -----------     -----------   -----------

RECEIVABLES:
  Employer's contributions                                 --             --            --              --            --
  Employees' contributions                               44,770        140,734        26,156          45,600        75,209
  Interest and dividends                                 37,205           --            --              --            --
  Loan repayments                                         5,512         14,559         2,021           4,204         8,243
                                                    -----------    -----------   -----------     -----------   -----------
         Total receivables                               87,487        155,293        28,177          49,804        83,452
                                                    -----------    -----------   -----------     -----------   -----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS              $ 6,275,128    $11,925,987   $ 1,195,514     $ 3,592,306   $ 7,287,524
                                                    ===========    ===========   ===========     ===========   ===========


                                                        Participant Directed            Non-Participant Directed
                                                    --------------------------    ------------------------------------
                                                    Investment                      Common
                                                     Contract      Participant       Stock         PAYSOP       Equity
                                                        Fund          Loans          Fund           Fund         Fund
                                                    ----------     -----------    -----------     --------     -------
INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund              $      --     $      --     $ 9,906,628   $      --     $      --
  Standard Products PAYSOP Fund                            --            --            --         345,288          --
  Vanguard/Windsor II                                      --            --            --            --          24,254
  Vanguard Index Trust-500 Portfolio                       --            --            --            --            --
  Vanguard Money Market Reserves-Prime  Portfolio          --            --            --            --            --
  Vanguard STAR Portfolio                                  --            --            --            --            --
  Vanguard Retirement Savings Trust                   4,233,875          --            --            --            --
  Participant Notes Receivable                             --       1,641,376          --            --            --
                                                    -----------   -----------   -----------   -----------   -----------
         Total investments                            4,233,875     1,641,376     9,906,628       345,288        24,254
                                                    -----------   -----------   -----------   -----------   -----------

RECEIVABLES:
  Employer's contributions                                 --            --         137,019          --            --
  Employees' contributions                               62,771          --            --            --            --
  Interest and dividends                                   --            --          63,578         2,338          --
  Loan repayments                                         7,634          --            --            --            --
                                                    -----------   -----------   -----------   -----------   -----------
         Total receivables                               70,405             0       200,597         2,338             0
                                                    -----------   -----------   -----------   -----------   -----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS              $ 4,304,280   $ 1,641,376   $10,107,225   $   347,626   $    24,254
                                                    ===========   ===========   ===========   ===========   ===========


                                                                    Non-Participant Directed
                                                    ------------------------------------------------------
                                                                        Short                   Investment
                                                          Index         Term        Balanced     Contract
                                                          Fund         Fund          Fund         Fund           Total
                                                         ------      ----------     --------    ----------     --------
INVESTMENTS, at fair value (Note 2):
  Standard Products Company Stock Fund              $      --     $      --     $      --     $      --     $16,094,269
  Standard Products PAYSOP Fund                            --            --            --            --         345,288
  Vanguard/Windsor II                                      --            --            --            --      11,794,948
  Vanguard Index Trust-500 Portfolio                      2,021          --            --            --       1,169,358
  Vanguard Money Market Reserves-Prime  Portfolio          --       1,354,669          --            --       4,897,171
  Vanguard STAR Portfolio                                  --            --          11,892          --       7,215,964
  Vanguard Retirement Savings Trust                        --            --            --           5,651     4,239,526
  Participant Notes Receivable                             --            --            --            --       1,641,376
                                                    -----------   -----------   -----------   -----------   -----------
         Total investments                                2,021     1,354,669        11,892         5,651    47,397,900
                                                    -----------   -----------   -----------   -----------   -----------

RECEIVABLES:
  Employer's contributions                                 --         258,774          --            --         395,793
  Employees' contributions                                 --            --            --            --         395,240
  Interest and dividends                                   --            --            --            --         103,121
  Loan repayments                                          --            --            --            --          42,173
                                                    -----------   -----------   -----------   -----------   -----------
         Total receivables                                    0       258,774             0             0       936,327
                                                    -----------   -----------   -----------   -----------   -----------

NET ASSETS AVAILABLE FOR PLAN BENEFITS              $     2,021   $ 1,613,443   $    11,892   $     5,651   $48,334,227
                                                    ===========   ===========   ===========   ===========   ===========




    The accompanying notes are an integral part of the financial statements.

                                STANDARD PRODUCTS

                 INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                        FOR THE YEAR ENDED JUNE 30, 1998

                                                               Participant Directed
                                    -----------------------------------------------------------------------
                                       Common                                        Short
                                        Stock          Equity          Index         Term        Balanced
                                       Fund            Fund            Fund          Fund          Fund
                                    -----------     -----------     ----------    ----------    ----------
ADDITIONS:
  Contributions-
    Employer's                       $       --      $       --      $       --     $       --     $       --
    Employees'                            666,720       2,179,421         548,382        700,302      1,112,281
                                     ------------    ------------    ------------   ------------   ------------
               Total contributions        666,720       2,179,421         548,382        700,302      1,112,281
                                     ------------    ------------    ------------   ------------   ------------
  Net unrealized appreciation
    in fair value of investments          509,548       2,175,820         411,707           --          580,440
  Realized gains                          166,656         240,325          52,371           --           93,851
  Interest and dividends                  142,242       1,264,137          43,237        216,334        751,201
                                     ------------    ------------    ------------   ------------   ------------
               Total additions          1,485,166       5,859,703       1,055,697        916,636      2,537,773
                                     ------------    ------------    ------------   ------------   ------------

DEDUCTIONS:
  Benefit payments                        491,241       1,309,615         253,082        384,049        818,243
  Administrative expenses                   8,727          25,671           3,818          8,824         14,434
                                     ------------    ------------    ------------   ------------   ------------
               Total deductions           499,968       1,335,286         256,900        392,873        832,677
                                     ------------    ------------    ------------   ------------   ------------

INTERFUND TRANSFERS                    (1,562,380)        (42,682)      1,010,385        383,854       (310,518)

NET INCREASE (DECREASE)                  (577,182)      4,481,735       1,809,182        907,617      1,394,578

NET ASSETS AT BEGINNING OF YEAR         6,275,128      11,925,987       1,195,514      3,592,306      7,287,524
                                     ------------    ------------    ------------   ------------   ------------

NET ASSETS AT END OF YEAR            $  5,697,946    $ 16,407,722    $  3,004,696   $  4,499,923   $  8,682,102
                                     ============    ============    ============   ============   ============


                                            Participant Directed             Non-Participant Directed
                                        ------------------------------ ------------------------------------
                                        Investment                      Common
                                          Contract      Participant     Stock          PAYSOP        Equity
                                            Fund           Loans         Fund           Fund         Fund
                                         ----------    -----------     -----------     --------    -------
ADDITIONS:
  Contributions-
    Employer's                       $       --      $       --     $  1,878,132    $       --     $       --
    Employees'                            689,025            --             --              --             --
                                     ------------    ------------   ------------    ------------   ------------
               Total contributions        689,025               0      1,878,132               0              0
                                     ------------    ------------   ------------    ------------   ------------
  Net unrealized appreciation
    in fair value of investments             --              --          946,303          34,983         21,978
  Realized gains                             --              --          309,505           5,511          2,428
  Interest and dividends                  264,070         115,267        277,562           9,032          2,353
                                     ------------    ------------   ------------    ------------   ------------
               Total additions            953,095         115,267      3,411,502          49,526         26,759
                                     ------------    ------------   ------------    ------------   ------------

DEDUCTIONS:
  Benefit payments                        445,739         122,254      1,013,298          39,294          2,623
  Administrative expenses                  11,855            --           37,736           1,711            374
                                     ------------    ------------   ------------    ------------   ------------
               Total deductions           457,594         122,254      1,051,034          41,005          2,997
                                     ------------    ------------   ------------    ------------   ------------

INTERFUND TRANSFERS                       (64,276)        746,191       (130,909)           --          (19,749)

NET INCREASE (DECREASE)                   431,225         739,204      2,229,559           8,521          4,013

NET ASSETS AT BEGINNING OF YEAR         4,304,280       1,641,376     10,107,225         347,626         24,254
                                     ------------    ------------   ------------    ------------   ------------

NET ASSETS AT END OF YEAR            $  4,735,505    $  2,380,580   $ 12,336,784    $    356,147   $     28,267
                                     ============    ============   ============    ============   ============



                                                            Non-Participant Directed
                                       ------------------------------------------------------------------------
                                                        Short                       Investment
                                       Index            Term        Balanced         Contract
                                        Fund            Fund          Fund            Fund               Total
                                       -------        ----------     --------      ----------          --------
ADDITIONS:
  Contributions-
    Employer's                       $       --      $    237,259   $       --      $       --      $  2,115,391
    Employees'                               --              --             --              --         5,896,131
                                     ------------    ------------   ------------    ------------    ------------
               Total contributions              0         237,259              0               0       8,011,522
                                     ------------    ------------   ------------    ------------    ------------
  Net unrealized appreciation
    in fair value of investments            4,159            --            5,863            --         4,690,801
  Realized gains                              529            --              948            --           872,124
  Interest and dividends                       46          80,981          1,185             323       3,167,970
                                     ------------    ------------   ------------    ------------    ------------
               Total additions              4,734         318,240          7,996             323      16,742,417
                                     ------------    ------------   ------------    ------------    ------------

DEDUCTIONS:
  Benefit payments                            300         126,371            685             471       5,007,265
  Administrative expenses                      38          60,689            239             118         174,234
                                     ------------    ------------   ------------    ------------    ------------
               Total deductions               338         187,060            924             589       5,181,499
                                     ------------    ------------   ------------    ------------    ------------

INTERFUND TRANSFERS                        (4,176)           --           (5,740)           --                 0

NET INCREASE (DECREASE)                       220         131,180          1,332            (266)     11,560,918

NET ASSETS AT BEGINNING OF YEAR             2,021       1,613,443         11,892           5,651      48,334,227
                                     ------------    ------------   ------------    ------------    ------------

NET ASSETS AT END OF YEAR            $      2,241    $  1,744,623   $     13,224    $      5,385    $ 59,895,145
                                     ============    ============   ============    ============    ============


    The accompanying notes are an integral part of the financial statements.

                                STANDARD PRODUCTS

                 INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


                          NOTES TO FINANCIAL STATEMENTS


(1)  SUMMARY OF PLAN

           General
           -------

              The Standard Products Individual Retirement and Investment Trust
                 (the Plan) is a defined contribution plan covering all salaried and non-union hourly employees of The Standard Products Company (the Company) and its wholly-owned subsidiaries Oliver Rubber Company, Holm Industries, Inc., "5" Rubber Corporation, and Westborn Warehouse, Inc. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

           Administration
           ---------------

              The Plan is administered by the Standard Products Individual
                 Retirement and Investment Trust Plan Committee. The Plan has a trust agreement with the Vanguard Fiduciary Trust Company to act as trustee and recordkeeper of the Plan's assets.

           Contributions
           -------------

              Each year, participants may contribute up to 15 percent of their pretax compensation. The Company contributes 75 percent of the first 2 percent and 25 percent of the next 3 percent (up to 5 percent) of base compensation that the participant contributes to the Plan. All employer matching contributions shall be invested in the Company Common Stock Fund.

              The Company may make a special employer contribution on behalf of each eligible non-union hourly employee, whether or not they are depositing participants. For the Plan years ended June 30, 1998 and 1997, respectively, the special employer contributions were $237,259 and $258,774.

           Participant Accounts
           ---------------------

              Each participant's account is credited with the participant's contributions, their allocation of the Company's contributions and the earnings of their investment funds.

           Vesting
           -------

              The participants are immediately vested in both their
                 contributions and the Company's contributions plus actual earnings thereon.

                                STANDARD PRODUCTS

                 INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

           Investment Options
           -------------------

              Upon enrollment in the Plan, a participant may direct employee contributions in 10 percent increments to any of six investment options

              Company Common Stock Fund - This fund invests in the Standard
                 Products Company Stock Fund.

                 Equity Fund - This fund invests in the Vanguard/Windsor II Fund which consists of investments in a diversified group of out-of-favor stocks of large-capitalization companies.

                 Index Fund - This fund invests in the Vanguard Index Trust-500
                    Portfolio which consists of investments in all of the 500 stocks that make up the Standard & Poor's 500 Composite Stock Price Index.

                 Short Term Investment Fund - This fund invests in the Vanguard
                    Money Market Reserves-Prime Portfolio which consists of investments in short-term, high-quality money market instruments.

                 Balanced Fund - This fund invests in the Vanguard STAR
                    Portfolio which consists of investments in nine Vanguard funds: six stock funds, two bond funds, and one money market fund.

                 Investment Contract Fund - This fund invests in the Vanguard
                    Retirement Savings Trust which consists of investment contracts backed by financial institutions or by high-quality bonds and bond mutual funds owned by the Trust.

              Some investments are held in a Payroll Stock Ownership Plan
                 (PAYSOP) which consists of employer contributions in the form of the Company common stock or cash. Contributions are no longer made to the PAYSOP by the Company due to changes in tax legislation.

           Participant Notes Receivable
           -----------------------------

              Participants may borrow the lesser of 100 percent of their participant elected contributions account or 50 percent of the vested value of their entire account. In no event should the maximum loan exceed $50,000. The interest rate is established based on the prime rate. Interest rates as of June 30, 1998 range from 8.25 percent to 9.25 percent. The loan repayment schedule can be no longer than 54 months. Principal and interest is paid ratably through payroll deductions.

                                STANDARD PRODUCTS

                 INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

           Payment of Benefits
           --------------------

              In the event of retirement, death, termination, permanent
                 disability or other separation from service, participants shall be entitled to receive an amount equal to the value of the vested interest in their accounts. Payment of benefits may be taken in a lump sum cash distribution or in various annuity options.

           Termination of the Plan
           -----------------------

              Although it has not expressed any intent to do so, the Company has the right, under the Plan, to terminate the Plan subject to the provisions of ERISA.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

           Basis of Accounting
           -------------------

              The accompanying financial statements are prepared on the accrual basis of accounting.

           Investments
           -----------

              The accompanying statements of net assets available for plan benefits reflect the Plan's investments at their fair market values as of June 30, 1998 and 1997. Net change in realized and unrealized appreciation and depreciation of investments is reflected as an adjustment of the Plan's equity balance in the accompanying statement of changes in net assets available for plan benefits. A summary of the Plan's investments at June 30, 1998, is presented in Schedule I.

              Purchases and sales of securities are recorded on a trade-date basis. Interest income is recognized when earned. Dividends are recorded on the ex-dividend date.

           Administrative Expenses
           -----------------------

              All costs and expenses incurred in administering the Plan are charged to the Plan, unless otherwise paid by the Company.

                                STANDARD PRODUCTS

                 INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


                          NOTES TO FINANCIAL STATEMENTS
                                  (Continued)

           Use of Estimates
           ----------------

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)  FEDERAL INCOME TAXES

          The Internal Revenue Service has determined and informed the Company by a letter dated February 7, 1997, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended since receiving the determination letter. However, the Plan administrator believes that the Plan is designed and is currently being operated in compliance with the applicable requirements of the IRC.

(4)  RELATED-PARTY TRANSACTIONS

          Certain Plan investments are shares of mutual funds managed by the trustee. There have been no known prohibited transactions with a party-in-interest.

(5)       RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500

          The following is a reconciliation of net assets available for benefits according to the financial statements to Form 5500:


                                                                                     June 30,
                                                                           -------------------------------
                                                                               1998               1997
                                                                           -----------         -----------
                Net assets available for benefits per the
                  financial statements                                     $59,895,145         $48,334,227
                Amounts allocated to withdrawing participants                  381,036             393,028
                                                                           -----------         -----------
                Net assets available for benefits per Form 5500            $59,514,109         $47,941,199
                                                                           ===========         ===========

                                STANDARD PRODUCTS

                 INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN


                          NOTES TO FINANCIAL STATEMENTS
                                   (Continued)

            The following is a reconciliation of benefits paid to participants according to the financial statements to Form 5500:

                                                                             Year Ended
                                                                            June 30, 1998
                                                                            -------------
                Benefits paid to participants per the financial
                  statements                                                   $5,007,265
                Add- Amounts allocated to withdrawing participants
                  at June 30, 1998                                                381,036
                Less- Amounts allocated to withdrawing participants
                  at June 30, 1997                                                393,028

                                                                               ----------
                Benefits paid to participants per Form 5500                    $4,995,273
                                                                               ==========

          Amounts allocated to withdrawing participants are recorded on Form
              5500 for benefit claims that have been processed and approved for payment prior to June 30 but not yet paid as of that date.

                                                                      SCHEDULE I




                                STANDARD PRODUCTS

                 INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN

                           EIN: 34-0549970 - PLAN: 011


           ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               AS OF JUNE 30, 1998



Shares/
Par Value                                       Description                                     Cost             Market
---------                                       -----------                                     ----             ------
   1,172,832     *Standard Products Company Stock Fund                                           $14,397,151      $17,698,036

      23,284     *Standard Products PAYSOP Fund                                                      200,204          353,917

     496,643     *Vanguard/Windsor II                                                             10,969,465       16,220,358

      28,002     *Vanguard Index Trust-500 Portfolio                                               2,445,852        2,948,646

   5,943,096     *Vanguard Money Market Reserves-Prime Portfolio                                   5,943,096        5,943,096

     456,409     *Vanguard STAR Portfolio                                                          6,897,508        8,589,610

   4,667,179     *Vanguard Retirement Savings Trust                                                4,667,179        4,667,179

         N/A     *Participant Loans, interest rates ranging from
                    8.25% to 9.25%                                                                 2,380,580        2,380,580
                                                                                                 -----------      -----------

                           Total                                                                 $47,901,035      $58,801,422
                                                                                                 ===========      ===========

*Represents a party-in-interest


The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II


                                STANDARD PRODUCTS

                 INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN

                           EIN: 34-0549970 - PLAN: 011


                 Item 27d - SCHEDULE OF REPORTABLE TRANSACTIONS

                        FOR THE YEAR ENDED JUNE 30, 1998


 During the year ended June 30, 1998, the Plan had the following "reportable transactions", as defined, involving an amount in excess of 5% of the net assets available for plan benefits at the beginning of the year, July 1, 1997:

Shares/                                                                        Purchase Cost/        Historical         Gain
Par Value                                Description                           Sale Proceeds            Cost           (Loss)
---------                                -----------                           -------------            ----           ------
                   *Standard Products Company Stock Fund-
     222,478          Sales                                                      $3,526,914          $2,774,888       $752,026
     211,037          Purchases                                                   3,198,669           3,198,669            N/A

                   *Vanguard/Windsor II-
      80,421          Sales                                                       2,477,298           1,677,564        799,734
     149,245          Purchases                                                   4,462,158           4,462,158            N/A

                   *Vanguard Money Market Reserves-Prime
                      Portfolio-
   1,157,031            Sales                                                     1,157,031           1,157,031              -
   2,202,956            Purchases                                                 2,202,956           2,202,956            N/A

                   *Vanguard STAR Portfolio-
      87,778          Sales                                                       1,620,795           1,270,891        349,904
     127,801          Purchases                                                   2,313,338           2,313,338            N/A

                   *Vanguard Retirement Savings Trust-
   1,170,003          Sales                                                       1,170,003           1,170,003              -
   1,597,656          Purchases                                                   1,597,656           1,597,656            N/A

                   *Vanguard Index Trust - 500 Portfolio-
       6,970          Sales                                                         647,396             553,511         93,885
      20,838          Purchases                                                   1,957,918           1,957,918            N/A


*Represents a party-in-interest


          The accompanying notes are an integral part of this schedule.

                                                                    SCHEDULE III


                                STANDARD PRODUCTS

                 INDIVIDUAL RETIREMENT AND INVESTMENT TRUST PLAN

                           EIN: 34-0549970 - PLAN: 011


                 Item 27e - SCHEDULE OF NON-EXEMPT TRANSACTIONS

                        FOR THE YEAR ENDED JUNE 30, 1998

                                                                                          Number of
                               Relationship                                                Units
Identity of Party Involved     to the Plan       Description of Asset                    Purchased
--------------------------     ------------      --------------------                    ---------
The Standard Products Company   Plan Sponsor   Standard Products Company Stock Fund       211,037

The Standard Products Company   Plan Sponsor   Standard Products PAYSOP Fund                  602

                                                   Number of                                Current
                                                    Units                    Realized      Market Value
                                    Cost            Sold       Proceeds        Gain       of Assets Held
                                 ----------       ---------   ----------     --------     --------------
The Standard Products Company   $ 3,198,669       222,478   $ 3,526,914   $   752,026   $17,698,036

The Standard Products Company         9,140         2,595        41,005        17,877       353,917



          The accompanying notes are an integral part of this schedule.